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Brown, Armstrong, Randall & Reyes
Certified Public Accountants

March 30, 1998

Securities and Exchange Commission
Washington, D.C. 20549

Our client,Tri-Valley Corporation, is seeking a two week filing extension for their 1997 Form 10KSB, under Rule 12b-25. We are unable to furnish our auditor's opinion until we can complete our audit procedures regarding reserves, whose reports are currently incomplete.

Very truly yours,

BROWN ARMSTRONG RANDALL & REYES
ACCOUNTANCY CORPORATION

/s/ Burton H. Armstrong
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By:  Burton H. Armstrong